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                                                                          10.4



                                VOTING AGREEMENT

            AGREEMENT, made this 23rd day of September, 1999, by and among CHARLES PAYNE, an individual with an address at 130 William Street, Suite 401, New York, NY 10038 ("Payne"), VACATION EMPORIUM CORPORATION, a Nevada corporation with an address at 90 Madison Street, Suite 707, Denver, CO 80206 (the "Company"), SIGMA LIMITED, S.A., a Swiss corporation with an address at Rue Fritz-Courvoisier 40, CH-2300 La Chaux-de-Fondes, Switzerland ("Sigma"), IAN RICE, an individual with an address at Suite 305, Collier House, 163/169 Brompton Road, London SW3 1PY, England, and CORPORATE COMMUNICATIONS NETWORK, INC., a Nevada corporation with an address at 7025 East First Avenue, Suite 5, Scottsdale, Arizona 85251 ("CCN").

            WHEREAS, Payne and the Company have entered into an Agreement and Plan of Share Exchange, dated as of July 30, 1999 (the "Exchange Agreement"), pursuant to which Payne, as the sole shareholder of Wall Street Strategies, Inc., a Delaware corporation ("WSI"), has agreed to sell all of the issued and capital stock of WSI to the Company in exchange for 9,455,898 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), as a result of which Payne will become the controlling shareholder of the Company; and

            WHEREAS, as a condition of closing under the Exchange Agreement, the Company is obligated to have current assets that exceed its liabilities by no less than $3,000,000 (the "Required Net Worth"); and

            WHEREAS, Sigma has procured investors in the Company so as to satisfy the Required Net Worth subject to the parties hereto entering into this Agreement simultaneous with the closing of the exchange under the Exchange Agreement (the "Exchange"); and

            WHEREAS, CCN is a shareholder of the Company and desires the Exchange to be consummated,

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

            1. So long as this Agreement shall remain in effect, Payne agrees to vote all shares of capital stock of the Company now or hereafter owned or controlled by him, and the Company agrees to exercise its best efforts, as follows:

            (a) To cause the total number of directors that shall constitute the entire Board of Directors of the Company to be five.

            (b) To cause the election of Rice, as the designee of Sigma or, if Rice is unable to serve, such other person designated by Sigma who shall be reasonably acceptable to Payne, as the executive Chairman of the Board of Directors of the Company and for one other person designated by Sigma who shall be reasonably acceptable to Payne to be elected a director of the Company. Payne acknowledges that Steven Gross, who Sigma has advised it intends to nominate as a director of the Company, is an acceptable designee of Sigma.
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            2. So long as this Agreement shall remain in effect, Sigma and Rice agree to vote all shares of capital stock of the Company now or hereafter owned or controlled by either of them, and the Company agrees to exercise its best efforts, to cause the election of Payne and such other persons designated by Payne who shall be reasonably acceptable to Sigma and who together with Payne shall constitute a majority of the Company's Board of Directors, to be elected as directors of the Company. Sigma acknowledges that Gerald Turner and David McCallen, who Payne has advised it intends to nominate as directors of the Company, are acceptable designees of Payne.

            3. So long as this Agreement shall remain in effect, CCN agrees to vote all shares of capital stock of the Company now or hereafter owned or controlled by CCN up to a maximum of 250,000 shares to cause the election of Payne and such other persons designated by Payne who shall be reasonably acceptable to Sigma and who together with Payne shall constitute a majority of the Company's Board of directors, to be elected as directors of the Company.

            4. At the first meeting following the execution of this Agreement of the Board of Directors of the Company, WSS and any other subsidiary of the Company now or hereafter existing, Payne and Rice agree to vote for, and Payne and Sigma agree to exercise their best efforts to cause their respective designees to each of such Board of Directors to vote for, the adoption of the resolutions set forth in Exhibit A attached hereto and not to rescind, modify or supersede such resolutions so long as this Agreement shall remain in effect.

            5. The Company agrees to cause the Board of Directors of WSS and each of the Company's other subsidiaries, now or hereafter in existence, to be comprised as follows: the majority of the members thereof shall be designated by Payne and the minority thereof shall be designated by Sigma.

            6. Each of Payne and Sigma agrees to take, and to cause their respective designees to the Company's Board of Directors to take, all such action as may be necessary or appropriate to carry out the purpose and intent of this Agreement, including, without limitation, amendment of the by-laws of the Company, WSS and any other subsidiary of the Company, now or hereafter in existence..

            7. This Agreement shall remain in effect for a period of two years commencing on the date hereof.

            8. The parties hereto acknowledge that the failure of any of them to perform his or its obligations hereunder, or the taking of any action by any of them which is contrary to, or which will cause any action to be taken by the Company which is contrary to, the terms and provisions of this Agreement, shall result in irreparable injury and damage to the other parties hereto, which injury and damage cannot be adequately compensated for by any damages in an action at law. It is therefore agreed that, in addition to any other rights and remedies that any of the parties hereto may have, the obligations of each party hereto to the other parties hereto shall be enforceable by specific performance and by such other forms of equitable relief as may be deemed appropriate under the circumstances, including an injunction restraining a breach or threatened breach of this Agreement, in any case without the necessity of proving actual damages or that damages would be inadequate or the posting of a bond. No party hereto will take any action, directly or indirectly, in opposition to the moving party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. If any party shall institute an action to enforce his or its rights against any other party hereto, the prevailing party in such action shall be entitled to such reasonable attorney's fees and expenses as the court may award.

            9. This Agreement (including the exhibit hereto) contain the entire agreement among the parties with respect to the subject matter, and supersede all prior agreements, written or oral, with respect thereto.

            10. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise of any right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

            11. This Agreement be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives and successors. All rights and authority granted herein by each party shall survive the death or incapacity of any party hereto. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement. This Agreement is not assignable except by operation of law.

            12. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

            13. This Agreement shall be governed and interpreted in accordance with the laws of the state of New York, without regard to the conflict of laws principles thereof or the actual domiciles of the parties hereto.

            14. All notices, requests, demands and other communications that are required to be or that may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or upon receipt after dispatch by Express Mail, Federal Express, other overnight delivery service or by certified or registered first class mail, return receipt requested, in any such case delivery charges prepaid, to the party to whom the same is so given or made, at the address set forth on the first page of this Agreement or such other address as shall be provided by notice in accordance with this Section 13.

            15. Each party hereby consents to the personal jurisdiction of the United States Court for the Southern District of New York and of any of the courts of the State of New York in New York County, in any action, suit or proceeding arising under this Agreement. Each party agrees to bring any such action, suit or proceeding only in such courts. Each party further agrees that service of process or notice in any such action, suit or proceeding shall be effective if given in the manner set forth in Section 14 hereof.

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

/s/ Charles Payne                               /s/ Ian Rice
--------------------------------                -------------------------------
Charles Payne                                   Ian Rice

VACATION EMPORIUM CORPORATION                   SIGMA LIMITED, S.A.



By:/s/ David McCallen                           By:/s/ Ian Rice
--------------------------------                -------------------------------
                                                   Authorized Agent

CORPORATE COMMUNICATIONS NETWORK, INC.



By:/s/ Steven Kerr
--------------------------------

                                    Exhibit A

            RESOLVED, that all funds of the Corporation shall be deposited into an account or accounts at such bank or banks as the appropriate officers of the Corporation shall deem desirable; and be it further

            RESOLVED, that all checks drawn on the bank account or accounts of the Corporation for less than $20,000 shall require the signature of any one officer of the Corporation and for $20,000 or more shall require the signature of two persons, one of whom shall have been designated by Charles Payne and the other by Sigma Limited, S.A.